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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                       AUTOMOTIVE PERFORMANCE GROUP, INC.,


                                   ARTICLE I.
                               NAME OF CORPORATION

         The name of the corporation is Automotive Performance Group, Inc., (the "Corporation").


                                   ARTICLE II.
                           REGISTERED OFFICE AND AGENT

         The principal office of the corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its Registered Agent at such address is the Corporation Trust Company.


                                  ARTICLE III.
                                BUSINESS PURPOSES

         The business of designing, manufacturing, testing, servicing, maintaining, repairing and renovating of specialty, high-performance engines for motor sports, recreation and related uses. To buy and sell high-performance engines, their components and related accessories and to generally trade and deal in high performance products for the automotive aftermarket.

         In general, to possess and exercise all the powers and privileges granted by the general corporation law of the State of Delaware, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

         The business and purposes specified in the foregoing clauses shall, except as otherwise expressed, be nowise limited or restricted by reference to or inference from, the terms of any other clause in this Certificate of Incorporation, and each of the objects and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent objects and purposes.


                                   ARTICLE IV.
                                  CAPITAL STOCK

         The aggregate number of shares of stock that the corporation shall have authority to issue is 143,000,000 at $.0001 par value per share,
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consisting of 13,000,000 shares of preferred stock, $.0001 par value per share
("Preferred Stock") and 130,000,000 of common stock, $.0001 par value per share ("Common Stock").

         The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof, including, but not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of that series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series.


                                   ARTICLE V.
                                  INCORPORATOR

         The name and the mailing address of the Incorporator is as follows: Thomas G. Klein, 1207 North Miller Road, Tempe, AZ 85281.


                                   ARTICLE VI.
                                 GOVERNING BOARD

         The number of Directors constituting the Board of Directors of a corporation is four (4). The names and addresses of the persons who are to serve as Directors until the next annual meeting of stockholders or until their successors are elected are:


          Name                               Address
          ----                               -------

          Thomas G. Klein                    1207 North Miller Road
                                             Tempe, AZ 85281

          Terry E. Nish                      764 W. South Temple
                                             Salt Lake City, UT 84104

          William H. Tempero                 915 Turman
                                             Ft. Collins, CO 80525

          James R. Medley                    10002 Aurora Avenue N., #3345
                                             Seattle, WA 98133
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                                   ARTICLE VII
                       OFFICERS' AND DIRECTORS' CONTRACTS

         No contract or other transaction between the Corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the Corporation.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.


                                  ARTICLE VIII
                       LIABILITY OF DIRECTORS AND OFFICERS

         No director of officer shall be personally liable to the Corporation of its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law,
(i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of
Section 6, Delaware General Corporation Law.


                                   ARTICLE IX
                                 INDEMNIFICATION

         The Corporation shall indemnify, and advance expenses to, to the fullest extent allowed by Delaware General Corporation Law, any person who incurs liability or expense by reason of such person acting as a director of the Corporation. This indemnification with respect to directors shall be mandatory, subject to the requirement of the Delaware General Corporation Law, in all circumstances in which indemnification is permitted by the Delaware General Corporation Law. In addition, the Corporation may, in its sole discretion, indemnify, and advance expenses to, to the fullest extent allowed by the Delaware General Corporation Law, any person who incurs liability or expense by reason of such person acting as an officer, employee or agent of the Corporation, except where indemnification is mandatory pursuant to the Delaware General Corporation Law, in which case the Corporation shall indemnify to the fullest extent required by the Delaware General Corporation Law.
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                                   ARTICLE X.
                     ELECTION NOT TO BE GOVERNED BY DELAWARE
                   TITLE 8 SECTION 203 GENERAL CORPORATION LAW

The corporation elects not to be governed by Title 8 Section 203 of the Delaware General Corporation Law.


end